NEWS RELEASE

FOR IMMEDIATE RELEASE                       Stock Symbol:  DSFN.OB
Friday, September 8, 2006                   Traded on OTC Bulletin Board


CONTACT:
Edward Fischer
President and Chief Executive Officer
(812) 537-0940



          DSA FINANCIAL CORPORATION ANNOUNCES STOCK REPURCHASE PROGRAM


Lawrenceburg, Indiana - September 8, 2006 - DSA Financial Corporation (the "Company") announced today that it is commencing a stock repurchase program. Under the repurchase plan, the Company may acquire up to 84,333 shares of the Company's common stock, which represents approximately 5% of the Company's outstanding shares. The timing of the repurchases will depend on certain factors, including but not limited to, the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company's financial performance. The stock repurchase program may be carried out through open market purchases, block trades, and in negotiated private transactions. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes.

The Company is the holding company for Dearborn Savings Association, F.A., a federally chartered savings association headquartered in Lawrenceburg, Indiana. Dearborn Savings operates through its main office and one branch office located in Lawrenceburg, Indiana.

This news release contains certain forward-looking statements, which are subject to risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements, including general economic conditions, changes in interest rates, regulatory considerations, and competition. The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-KSB for the year ended June 30, 2005, describe some of these factors. Forward-looking statements speak only as of the date they are made and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events.